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                                                                  EXHIBIT 99.199

                                 PAUL R. GRIBIK

PROFESSIONAL EXPERIENCE:

     PEROT SYSTEMS CORPORATION, DALLAS, TX                       1995 TO PRESENT
     ASSOCIATE

      Apply operations management techniques and information technology to the complex market and regulatory issues facing electric and gas utilities in a variety of planning and operating areas. Projects include:

      - Developing methodologies and functional specifications for a system that an Independent System Operator will use to manage and price limited transmission capacity in the post-1998 restructured California electric utility industry to give equitable access to the parties competing for transmission services.

      - Performing a cost-benefit analysis of an information system for managing a utility's power purchase and transmission contracts.

     MYKYTYN CONSULTING GROUP, INC., SAN RAFAEL, CA                 1990 TO 1995
     VICE PRESIDENT

      Led the Company's Operations Research & Economics Practice for gas and electric utilities. Managed project teams engaged in developing methodologies and information systems to evaluate the market potential of new business areas, to improve utility operations and to meet new regulatory requirements. Presented results in regulatory workshops. Projects included:

      - Developing financial models to evaluate the market potential for new natural gas services (natural-gas-vehicle fueling stations and fuel cell generation).

      - Developing a methodology for auctioning power purchase contracts to qualifying generation facilities and implementing the required systems for two California electric utilities.

      - Designing and conducting an auction by which a gas utility awarded contracts for insulation and repair of low-income housing.

      - Designing an integrated information system for a utility for use in planning and tracking the utilization of its gas supply contracts, transportation contracts and storage contracts.

      - Formulating new definitions of system reliability and implementing an approach to setting gas storage targets that explicitly considers uncertainties in supply, demand and storage field performance.

     ARTHUR D. LITTLE, INC., SAN FRANCISCO, CA                      1989 TO 1990
     CONSULTANT

      Worked with utilities, transportation companies, and their suppliers in addressing changes in their business environments, assessing the markets for new services, and improving their resource allocation and planning functions. Projects included:
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PAUL R. GRIBIK                                                            Page 2

      - Assessing the market for high-voltage substation equipment and turn-key substations for a multi-national manufacturer of electrical equipment.

      - Assessing the market among electric and gas utilities for an advanced decision support system and aiding the client in recruiting partners to develop applications based on their technology.

      - Designing a yield management system for a transportation company. The project included designing a system to forecast demand and designing methods to control availability of product offerings to enhance profits.

      PACIFIC GAS AND ELECTRIC COMPANY, SAN FRANCISCO, CA           1979 TO 1989
      During my ten years at PG&E I held the following four positions:

      -     SENIOR FUELS PLANNER

            Led the Analytical Tools Group of the Fuels Policy Department in developing methodologies and information systems to improve the operation of PG&E's gas system and assess the impacts of new state and federal regulations. Projects included determining the amount of gas storage that could be used to provide a new gas banking service and an appropriate price for the service.

      -     CONSULTING OPERATIONS RESEARCH ENGINEER

            Led a team of seven engineers in developing analytical techniques and conducting studies for system planning, rate design, power control center operations, and power contract negotiations. Projects included developing an approach to setting rates for electric power wheeling transactions that allocates costs based on the facilities used by each transaction.

      -     FUELS PLANNER

            Coordinated the efforts of several departments in analyzing the fuel oil requirements of PG&E's steam generation units. Devised an optimal oil inventory policy and developed testimony to support the policy before the California Public Utilities Commission.

      -     COMPUTER APPLICATIONS ENGINEER

            Developed systems to solve PG&E's planning, operating, and forecasting problems. Supervised three analysts. Projects included developing methods for determining the marginal costs related to generation operation and capital expansion.

     DEPARTMENT OF MATHEMATICS, CARNEGIE-MELLON UNIVERSITY, PITTSBURGH, PA
     POSTDOCTORAL FELLOW                                            1976 TO 1979

            Investigated the properties of large-scale optimization problems. Studied their use in determining optimal expansion plans for telephone networks and evaluating the marginal cost of serving additional calls.

            Co-developer of a new undergraduate curriculum in Operations Research. Taught the initial undergraduate OR course. Developed a self-paced optimization course and wrote the text for the course.

EDUCATION:

      Ph.D. Industrial Administration (Operations Research), Carnegie-Mellon University, May 1976.
      M.S. Industrial Administration, Carnegie-Mellon University, May 1973.
      B.S. Electrical Engineering, Carnegie-Mellon University, May 1971.
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PAUL R. GRIBIK                                                            Page 3

RECENT PUBLICATIONS:

      "Designing an Auction for QF Generation Resources in California," Electricity Journal, Vol. 8 No. 3, pp. 14-23, 1995.

      "Learning from California's QF Auction," Public Utilities Fortnightly, April 15, 1995.

      "Simulating Gas Storage and Purchase Policies under Uncertainty," American Gas Association Operating Section Proceedings, 1994, pp. 774-779.

      "Optimal Power Flow Sensitivity Analysis" (with Dariush Shirmohammadi, Shangyou Hao, and Chifong L. Thomas), IEEE Transactions on Power Systems, August 1990, pp. 969-976.

      "Evaluation of Transmission Network Capacity Use for Wheeling Transactions" (with Dariush Shirmohammadi, Eric T. K. Law, and James H. Malinowski), IEEE Transactions on Power Systems, November 1989, pp. 1405-1413.

      Extremal Methods of Operations Research (with K. O. Kortanek), Marcel Dekker, Inc., New York, 1985.